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                                                                   EXHIBIT 10.10


                              CONSULTING AGREEMENT

                 CONSULTING AGREEMENT dated as of March 11, 1995, between TELECOMMUNICATIONS, INC., a Delaware corporation (the "Company"), and J. C. SPARKMAN, now residing at 2530 South Dudley Street, Lakewood, Colorado 80227 ("Consultant").

                 On the date hereof, Consultant resigned as an officer, director and employee of the Company, its subsidiaries and its controlled affiliates.

                 This Consulting Agreement replaces the Employment Agreement dated as of November 1, 1992 ("Employment Agreement"), between TCI Communications, Inc. and Consultant which was assumed by the Company pursuant to an Assignment and Assumption Agreement, dated as of August 4, 1994, among TCI/Liberty Holding Company, the Company and Consultant, and sets forth the terms and conditions of the consultancy arrangement between the Company and Consultant.

                 In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.       Term and Termination.

         (a) Term. The term of Consultant's consultant arrangement under this Agreement (the "Term") shall commence on the date hereof and end on September 30, 2002. During the Term, Consultant agrees to serve the Company as a consultant as provided herein upon and subject to the terms and conditions set forth in this Agreement.

         (b) Termination by the Company. Consultant's consultancy by the Company may be terminated by the Company only as provided in clauses (i) and
(ii) below.

                 (i)      Upon the death of Consultant.

                 (ii) Upon giving written notice of such termination to Consultant six (6) months prior to the effective date thereof and by paying to Consultant in a lump sum upon such termination all remaining compensation that would have been payable under Section 4 hereof if this Agreement remained in full force and effect for the full balance of the Term.

         (c) Effect of Death of Consultant. If Consultant dies prior to December 31, 1997, the Company shall, as promptly as practicable following Consultant's death, pay to Consultant's designated beneficiary or beneficiaries in a lump sum an amount equal to one year's compensation under Section 4(a) of this Agreement, in each case calculated at the annual rate in effect at the time of Consultant's death. The phrase "designated beneficiary or beneficiaries" has the meaning ascribed to such phrase in Section 4(d) hereof.
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2.       Services to Be Rendered by Consultant.

                 Consultant agrees to serve the Company as a consultant (when and for what purpose as then requested by the Company's Chief Executive Officer) to advise the Company's Chief Executive Officer regarding the allocation of the Company's resources and other matters generally and with respect to the domestic cable operations of the Company in particular. If Consultant is elected a director of the Company's subsidiaries or affiliates, Consultant will serve in any such capacities without further compensation except as may be decided by the Company at the Company's sole election. Consultant shall discharge his responsibilities and shall in all other respects serve the Company faithfully and to the best of his ability.

3.       Time to Be Devoted by Consultant.

         (a) If Consultant is requested to provided consultancy services to the Company, Consultant will, where practical, be given 14 days' notice. In no event will Consultant be required to provide more than 700 hours per year in consultancy services to the Company.

         (b) Company shall provide to Consultant an office at the Company's headquarters and secretarial service if such is required by Consultant to reasonably provide any Company-requested consultancy services; but in any event, until March 31, 1996, Consultant will be provided with an office and secretarial services at the Company's headquarters.

4.       Compensation Payable to Consultant.

         (a) From March 11, 1995, through December 31, 1997, the Company shall pay to Consultant a sum equal to the rate of $773,000 per annum. From January 1, 1998, through the Term, the Company shall pay to Consultant a sum equal to the rate of $500,000 per annum.

         (b) Consultant's annual payments shall be paid in accordance with the Company's regular policy but not less frequently than once a month.

         (c) (i) The sum of the amounts deferred pursuant to Section 4(b) of the Employment Agreement plus all interest (compounded annually at the rate of 8% per annum) accrued thereon to December 31, 1997 (the "Determination Date") (the "total deferred amount") shall be calculated as of the Determination Date and shall be paid to Consultant in substantially equal monthly payments over a 120-month period commencing on the first business day immediately following the Determination Date and continuing on the first day of each calendar month thereafter until paid in full. Each such payment shall equal $7294.32. Consultant and Company agree to such payment notwithstanding the terms of the Employment Agreement.





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                 (ii)     The provisions of Section 4 of the Employment
Agreement, dated as of January 1, 1983, between the Company and Consultant, as heretofore amended (the "Prior Agreement"), shall continue to govern with respect to the calculation of, and accrual of interest on, the payments which were deferred in accordance with the terms of Section 4 of the Prior Agreement, and such provisions as they relate to such deferred compensation shall survive the execution and delivery of this Agreement unaffected hereby, except as modified hereby and except that the 240 monthly payments set forth therein shall be made in equal monthly payments of $15,116.03. The Consultant and the Company agree to such payments notwithstanding the terms of the Prior Agreement.

         (d) Upon the death of Consultant, all payments due to Consultant under Section 4(c) be made to Consultant's then surviving spouse. If there is no such surviving spouse at the time of Consultant's death, or upon the subsequent death of such surviving spouse (either such event shall be called a "Lump Sum Payment Event"), the following shall occur:

                 (i) If the Lump Sum Payment Event occurs prior to the Determination Date, the amount payable pursuant to Section 4(c) above shall be calculated as promptly as practicable but in no event later than the first business day of the first full calendar month following such date (which date of calculation shall for this purpose be the Determination Date) and shall be paid forthwith in a lump sum to Consultant's designated beneficiary or beneficiaries.

                 (ii) If the Lump Sum Payment Event occurs after the Determination Date and before the expiration of the respective periods during which the deferred payments provided for in Section 4(c) above are to be paid, the remaining deferred payments, adjusted by deducting therefrom the interest portion thereon (at their respective interest rates of 8% and 13%), shall be paid forthwith in a lump sum to Consultant's designated beneficiary or beneficiaries.

                 (iii) The phrase "designated beneficiary or beneficiaries" shall mean the person or persons named from time to time by Consultant in a signed instrument filed with the Company. If such a designation was not made, is not in force or if the designation made in any such signed instrument shall for any reason be ineffective, the phrase "designated beneficiary or beneficiaries" shall mean Consultant's estate.

         (e) The amount of deferred compensation payable hereunder (together with the interest applicable thereto) shall not in any way be reserved or held in trust by the Company. Neither Consultant nor any designated beneficiary or personal representative shall have any rights against the Company in respect of such deferred payments other than the rights of an unsecured creditor of the Company. Deferred payments provided for herein shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment pledge, encumbrance of charge, and shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of Consultant, nor of any designated beneficiary or personal representative. The payment to Consultant of such deferred payments shall be subject to the further condition that Consultant shall comply with the provisions of Section 10 of this Agreement during the entire payment period, and Consultant shall comply with the provisions of Sections 9 and 12 of this Agreement for the first two (2) years of the payment period.





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5.       Salary Continuation Plan.

         (a) Commencing January 1, 1998, Consultant shall be entitled to receive from the Company 240 consecutive monthly payments of $6,250, increased at the rate of 12% per annum compounded annually from January 1, 1988, to January 1, 1998 (the foregoing being referred to in this Agreement as the "Benefit"). At January 1, 1998, the amount of the 240 equal monthly payments which shall commence on January 1, 1998, shall be $19,411.55.

         (b)     Upon the Lump Sum Payment Event, the payments provided for in
Section 5(a) above (or, if such Lump Sum Payment Event occurs after December 31, 1997, and during the payment period contemplated by Section 5(a), any remaining such payments) shall be made to Consultant's designated beneficiary or beneficiaries, as defined in Section 4(d) above.

         (c) The payment to Consultant of the Benefit shall be subject to the condition that Consultant shall comply with the provisions of Section 10 of this Agreement during the entire payment period, and Consultant shall comply with the provisions of Sections 9 and 12 of this Agreement during the first two years of the payment period.

         (d) The Benefit payable under this Agreement shall not in any way be reserved or held in trust by the Company. Neither Consultant nor any designated beneficiary or personal representative shall have any rights against the Company in respect of such Benefit other than the rights of an unsecured general creditor of the Company. Payments of the Benefit shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of Consultant, nor of any designated beneficiary or personal representative. The Company shall not be obligated under any circumstances to fund its obligations under this Section
5, but it may, however, at its sole option elect to fund such obligations, in whole or in part, in any manner whatsoever, including, but not limited to, the purchase of life insurance on the life of Consultant, in any amounts the Company deems appropriate. Any such funding shall remain a general unrestricted asset of the Company and in no way security for the Company's performance under this
Section 5. Consultant Agrees to cooperate with the Company, if so requested, in its obtaining such insurance.

         (e) The Benefit provided for in this Section 5 is intended by the parties to be in substitution for, and not in addition to, the "Benefit" as defined in and contemplated by Section 5 of the Prior Agreement and, accordingly, the terms and provisions of Section 5 of the Prior Agreement are superseded in their entirety by the terms and provisions of this Section 5.

6.       Expenses.

         The Company shall reimburse Consultant for the reasonable amount of dining, hotel, traveling, entertainment and other expenses necessarily incurred by Consultant in the discharge of his consulting obligations hereunder.





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7.       Executive Benefit Plans

                 During the Term, Consultant shall be entitled to participate in and to be accorded all rights and benefits under all group insurance policies maintained or established by the Company for the benefit of its employees, and for this purpose Consultant shall be deemed to be a full-time employee of the Company during such period. Further, during the period that continues after the Term ("Deferred Compensation Period") that any deferred compensation is payable to Consultant pursuant to Section 4 of this Agreement or Section 4 of the Prior Agreement, Consultant shall continue to be entitled to participate in, and to be accorded all rights and benefits under, all group insurance policies maintained or established by the Company for the benefit of its employees, and for this purpose Consultant shall be deemed to be a full-time employee of the Company during such period. In addition, during the Term and Deferred Compensation Period, Consultant shall be entitled to free cable television service if Consultant has residences located within areas serviced by the Company's cable television services.

8.       Indemnification.

                 The Company will indemnify and hold harmless Consultant, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which he is a party, or threat thereof, by reason of his being or having been an officer or director of, or a consultant to, the Company or any subsidiary of the Company, or his serving or having served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of an undertaking by Consultant to repay all amounts advanced if it should ultimately be determined that Consultant is not entitled to be indemnified under this Section.

9.       Noncompetition.

                 Consultant agrees that during the Term he will not, directly or indirectly, as principal or agent, or in any other capacity, own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm corporation or other enterprise which directly competes in a material respect with the business of the Company or any of its majority-owned subsidiaries as it is then conducted. Nothing herein contained shall be construed as denying Consultant (i) the right to own securities of any such corporation which is listed on a national securities exchange or quoted in the NASDAQ System to the extent of an aggregate of 5% of the amount of such securities outstanding or (ii) provide consultancy services to others which may violate the provisions of the first sentence of this
Section if the Company's Chief Executive Officer approves in writing of such provision of consultancy services.





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10.      Confidentiality.

                 Consultant agrees that during the Term (otherwise than in the performance of his duties hereunder) and thereafter, not to, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization, and he shall use his best efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning the business, accounts or finances of, or any of the methods of doing business used by the Company or of the dealings, transactions or affairs of the Company or any of its customers which have or which may have come to his knowledge; but this Section 10 shall not prevent Consultant from responding to any subpoena, court order or threat of other legal duress, provided Consultant notifies the Company thereof with reasonable promptness to that the Company may seek a protective order or other appropriate relief

11.      Delivery of Materials.

                 Consultant agrees that upon the expiration of the Term he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in his possession or under his control.

12.      Noninterference.

                 Consultant agrees that he will not during the Term solicit the employment of any employee of the Company on behalf of any other person, firm, corporation, entity or business organization or otherwise interfere with the employment relationship between any employee or officer of the Company and the Company.

13.      Remedies of the Company.

                 Consultant agrees that, in the event of a material breach by Consultant of this Agreement, in addition to any other rights that the Company may have pursuant to this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Consultant or to enjoin Consultant from engaging in any activity in violation hereof. Consultant agrees that because Consultant's services to the Company are of such a unique and extraordinary character, a suit at law may be an inadequate remedy with respect to a breach by Consultant of Sections 9, 10, 11 and 12 hereof, and that upon any such breach or threatened breach by him of such Sections the Company shall be entitled, in addition to any other lawful remedies that may be available to it, to injunctive relief.





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14.      Notices.

                 All notices to be given hereunder shall be deemed duly given when delivered personally in writing or mailed, certified mail, return receipt requested, postage prepaid and addressed as follows:

         (a)     If to be given to the Company:

                 Tele-Communications, Inc.
                 5619 DTC Parkway
                 Englewood, Colorado 80111
                 Attention: Dr. John C. Malone

                 with a copy similarly addressed
                 and marked to the attention of
                 the Legal Department

         (b)     If to be given to Consultant:

                 Mr. J. C. Sparkman
                 2530 South Dudley Street
                 Lakewood, Colorado 80227

or to such other address as a party may request by notice given in accordance with this Section 14.

15.      Miscellaneous.

         (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes as of the date hereof any and all prior agreements and understandings with respect to Consultant's employment by the Company, whether oral or written, between the parties hereto, including, without limitation, the Employment Agreement and, except to the extent provided in Section 4(c) hereof, the Prior Agreement. This Agreement may not be changed nor may any provision hereof by waived except by an instrument in writing duly signed by the party to be charged. This Agreement shall be interpreted, governed and controlled by the law of the State of Colorado without reference to principles of conflict of laws.

         (b) All options to acquire the Company's Class A Common Stock currently held by Consultant which by their terms are not currently exercisable are now currently exercisable. Consultant shall be deemed to be an employee of the Company for purposes of paragraph 8 of the option agreements under which said options were granted.





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                 IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                           TELE-COMMUNICATIONS, INC.

                                           By:       /s/ Donne F. Fisher
                                              ----------------------------------
                                                   Executive Vice President

                                                   /s/ J. C. SPARKMAN
                                           -------------------------------------
                                                       J. C. Sparkman
ATTEST:

   /s/ Stephen M. Brett
--------------------------





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